Exhibit 4.18

SECOND AMENDMENT AND RATIFICATION OF LOAN AGREEMENT
AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT AND RATIFICATION OF LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Agreement”) is entered into on this 31st day of March, 2020, by and among OPTIBASE REAL ESTATE MIAMI, LLC, a Delaware limited liability company (the “Borrower”), OPTIBASE, INC., a California corporation (the “Guarantor”) and CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns (the “Lender”).

RECITALS:

A.          Borrower requested and Lender agreed to make a term loan to Borrower in the principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) (the “Loan”), as evidenced by that certain Promissory Note dated as of June 7, 2015 from Borrower in favor of Lender in the original principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) (the “Original Note”). The Original Note is secured, in part, by (i) that certain Mortgage, Assignment of Rents and Security Agreement dated as of July 7, 2015, from Borrower in favor of Lender, recorded in Official Records Book 29690, at Page 1805, of the Public Records of Miami-Dade County, Florida (the “Mortgage”), and (ii) that certain Collateral Assignment of Contracts, Etc. dated as of June 7, 2015, from Borrower in favor of Lender (the “Original Collateral Assignment of Contracts, Etc.”). In connection with the execution of the Original Note, (i) Borrower and Lender entered into that certain Loan Agreement dated as of July 7, 2015 (the “Loan Agreement”), and (ii) Borrower, Guarantor and Lender entered into that certain Environmental Compliance and Indemnity Agreement dated as of June 7, 2015 (the “Original Environmental Indemnity Agreement”).

B.          In connection with the making of the Loan, Guarantor executed and delivered to Lender that certain Guaranty of Payment and Performance dated as of July 7, 2015 (the “Guaranty”).

C.          Borrower subsequently requested and Lender agreed to modify the Loan, as evidenced by that certain Amended and Restated Promissory Note dated as of November 17, 2017, from Borrower in favor of Lender in the original principal amount of NINE MILLION THREE HUNDRED EIGHTY-NINE THOUSAND SEVEN HUNDRED TWENTY-THREE AND 00/100 DOLLARS ($9,389,723.00), as extended by that certain Extension Letter dated as of November 21, 2019 (as extended, the “First Amended Note”), which Note amended, restated, replaced and superseded the Original Note, in its entirety. The First Amended Note is secured, in part, by (i) the Mortgage, as modified by that certain Mortgage Modification Agreement dated as of November 17, 2017, recorded in Official Records Book 30771, at Page 1696, of the Public Records of Miami-Dade County (the “First Mortgage Modification”), (ii) that certain Amended and Restated Collateral Assignment of Contracts, Etc. dated as of November 17, 2017, from Borrower in favor of Lender (the “Collateral Assignment of Contracts, Etc.”), which amended, restated, replaced and superseded the Original Collateral Assignment of Contracts, Etc. in its entirety, and (iii) that certain Pledged Collateral Agreement dated as of November 17, 2017, from Borrower in favor of Lender (the “Pledged Collateral Agreement”). In connection with the execution of the First Amended Note, (i) Borrower and Lender entered into as modified by that certain Amendment and Ratification of Loan Agreement dated as of November 17, 2017 (the “First Amendment to Loan Agreement”), and (iii) Borrower, Guarantor and Lender entered into that certain Amended and Restated Environmental Compliance and Indemnity Agreement dated as of November 17, 2017 (the “Environmental Indemnity Agreement”), which amended, restated, replaced and superseded the Original Environmental Indemnity Agreement in its entirety.

D.          In connection with the modification of the Loan, Guarantor executed and delivered to Lender that certain Amendment and Ratification of Guaranty of Payment and Performance dated as of November 17, 2017 (the “First Ratification of Guaranty”).

E.          Borrower has now requested and Lender has agreed to further modify the Loan, as evidenced by that certain Second Amended and Restated Promissory Note dated as of even date herewith from Borrower in favor of Lender in the original principal amount of EIGHT MILLION EIGHT HUNDRED TWENTY-SEVEN THOUSAND EIGHT HUNDRED FIFTY-FIVE AND 91/100 DOLLARS ($8,827,855.91 (as the same may be amended or modified from time to time, the “Note”), which Note amends, restates, replaces and supersedes the First Amended Note, in its entirety. The Note is secured, in part, by (i) the Mortgage, as modified by the First Mortgage Modification Agreement and that certain Second Mortgage Modification Agreement dated as of even date herewith, to be recorded in the Public Records of Miami-Dade County, Florida (the “Second Mortgage Modification”), (ii) the Collateral Assignment of Contracts, Etc., as modified by this Agreement, and (iii) the Pledged Collateral Agreement, as modified by this Agreement. In connection with the execution of the Note, Borrower and Lender are entering into this Agreement.

F.          In connection with the modification of the Loan, Guarantor is executing and delivering to Lender that certain Second Amendment and Ratification of Guaranty of Payment and Performance dated as of even date herewith (the “Second Ratification of Guaranty”).

G.          The Loan Agreement, as modified by the First Amendment to Loan Agreement and this Agreement, is hereinafter referred to as the “Loan Agreement”. The Mortgage, as modified by the First Mortgage Modification and the Second Mortgage Modification, is hereinafter referred to as the “Mortgage”. The Guaranty, as modified by the First Ratification of Guaranty and the Second Ratification of Guaranty, is hereinafter referred to as the “Guaranty”.  The Pledged Collateral Agreement, as modified by this Agreement, is hereinafter referred to as the “Pledged Collateral Agreement”. The Collateral Assignment of Contracts, Etc., as modified by this Agreement, is hereinafter referred to as the “Collateral Assignment of Contracts, Etc.”. The Environmental Indemnity Agreement, as modified by this Agreement, is hereinafter referred to as the “Environmental Indemnity Agreement”. The Note, the Loan Agreement, the Mortgage, the Pledged Collateral Agreement, Collateral Assignment of Contracts, Etc., the Environmental Indemnity Agreement, the Guaranty and all other documents executed in connection herewith and in connection with therewith hereinafter are collectively referred to as the “Loan Documents”.

H.          Lender is willing to further modify the Loan, subject to Borrower and Guarantor giving Lender the representations, assurances and other agreements set forth herein.

AGREEMENT:

In consideration of Lender’s continued extension of credit and the agreements contained herein, the parties agree as follows:

1.          The Recitals contained hereinabove are true and correct and are made a part hereof. All capitalized terms not otherwise defined herein shall be given the meaning ascribed to such terms in the Loan Agreement, as amended.

2.          Borrower hereby acknowledges that, as of the date hereof, the outstanding principal balance of the First Amended Note (as defined in Recital “C” above) is $8,827,855.91.

3.          Any and all references in the Loan Agreement to the “Note” shall hereinafter mean the “Note” (as defined in Recital “E”), as the same may be amended or modified from time to time.

4.          Any and all references in the Loan Agreement to the “Mortgage” shall hereinafter mean the “Mortgage” (as defined in Recital “G”), as the same may be amended or modified from time to time.

5.          Any and all references in the Loan Agreement to the “Guaranty” shall hereinafter mean the “Guaranty” (as defined in Recital “G”), as the same may be amended or modified from time to time.

6.          Any and all references in the Pledged Collateral Agreement to the “Note” shall hereinafter mean the “Note” (as defined in Recital “E”), as the same may be amended or modified from time to time.

7.          Any and all references in the Pledged Collateral Agreement to the “Loan Agreement” shall hereinafter mean the “Loan Agreement” (as defined in Recital “G”), as the same may be amended or modified from time to time.

8.          Any and all references in the Collateral Assignment of Contracts, Etc. to the “Note” shall hereinafter mean the “Note” (as defined in Recital “E”), as the same may be amended or modified from time to time.

9.          Any and all references in the Collateral Assignment of Contracts, Etc. to the “Loan Agreement” shall hereinafter mean the “Loan Agreement” (as defined in Recital “G”), as the same may be amended or modified from time to time.

10.         Any and all references in the Collateral Assignment of Contracts, Etc. to the “Mortgage” shall hereinafter mean the “Mortgage” (as defined in Recital “G”), as the same may be amended or modified from time to time.

11.         Any and all references in the Environmental Indemnity Agreement to the “Note” shall hereinafter mean the “Note” (as defined in Recital “E”), as the same may be amended or modified from time to time.

12.         Any and all references in the Environmental Indemnity Agreement to the “Loan Agreement” shall hereinafter mean the “Loan Agreement” (as defined in Recital “G”), as the same may be amended or modified from time to time.

13.         Any and all references in the Environmental Indemnity Agreement to the “Mortgage” shall hereinafter mean the “Mortgage” (as defined in Recital “G”), as the same may be amended or modified from time to time.

14.         Any and all references in the Environmental Indemnity Agreement to the “Guaranty” shall hereinafter mean the “Guaranty” (as defined in Recital “G”), as the same may be amended or modified from time to time.

15.         The Loan Agreement is hereby amended by adding the following definitions to Section 1:

(a)
Collateral Assignment of Contracts, Etc.: That certain Amended and Restated Collateral Assignment of Contracts, Etc. dated as of November 17, 2017, from Borrower in favor of Lender, as modified by that certain Second Amendment and Ratification of Loan Agreement and Other Loan Documents dated as of March 31, 2020, as the same may be further amended, restated, modified or replaced from time to time.

(b)
Environmental Indemnity Agreement: That certain Amended and Restated Environmental Compliance and Indemnity Agreement dated as of November 17, 2017, from Borrower and Guarantor in favor of Lender, as modified by that certain Second Amendment and Ratification of Loan Agreement and Other Loan Documents dated as of March 31, 2020, as the same may be further amended, restated, modified or replaced from time to time.

(c)
Pledged Collateral Agreement: That certain Pledged Collateral Agreement dated as of November 17, 2017, from Borrower in favor of Lender, as modified by that certain Second Amendment and Ratification of Loan Agreement and Other Loan Documents dated as of March 31, 2020, as the same may be further amended or modified from time to time.

16.          The Loan Agreement is hereby amended by deleting the following definitions from Section 1 in their entireties and substituting the following in lieu thereof:

(a)
Loan: That certain term loan in the amount of EIGHT MILLION EIGHT HUNDRED TWENTY-SEVEN THOUSAND EIGHT HUNDRED FIFTY-FIVE AND 91/100 DOLLARS ($8,827,855.91), as evidenced by the Note and secured by the Mortgage and other Loan Documents as provided herein.

(b)
Loan Documents:  Any and all documents evidencing, securing, or executed by Borrower and/or Guarantor in connection with the Loan, including, without limitation, the Note, the Mortgage, the Guaranty, the Collateral Assignment of Contracts, Etc., the Pledged Collateral Agreement, the Environmental Indemnity Agreement and this Agreement.

(c)	Maturity Date: Shall mean September 30, 2021.

17.          The Loan Agreement is hereby amended by deleting Section 3 in its entirety and substituting the following in lieu thereof:

3.          EXTENSION OPTION. Provided no Event of Default or Unmatured Event of Default exists, Borrower shall have the option to extend the Maturity Date of the Loan for a period of eighteen (18) months in accordance with this Section 3 (the “Extension Option”). Upon and subject to the Borrower’s satisfaction of the following conditions (the “Conditions for Extension”), the Borrower shall have the right to extend the Maturity Date to March 31, 2023 (the “Extended Maturity Date”): (a) Borrower shall request the extension by written notice to Lender not less than thirty (30) days prior to the Maturity Date of the Note; (b) at the time of the request, and at the time of the extension, there shall not exist any Event of Default or any Unmatured Event of Default; (c) Borrower and Guarantor shall, at the time of the request, and at the time of the extension, be in compliance with all of the financial covenants set forth herein and the Interest Rate Threshold under the Note; (d) Borrower shall deposit additional funds with Lender in an amount necessary to rebalance the principal and interest reserve requirement more particularly described in Section 10 of this Agreement; and (e) at any time prior to the Maturity Date, Borrower shall make a mandatory principal payment under the Note in an amount equal to ten percent (10%) of the outstanding principal balance of the Note as of March 31, 2020, provided any payments made by Borrower to release any of the Units securing the Loan shall be applied toward the satisfaction of this condition.

18.          The Loan Agreement is hereby amended by deleting Section 8(b) in its entirety and substituting the following in lieu thereof:

(b)          Depository Relationship. At all times during the term of the Loan, the Borrower shall maintain its primary depository account(s) and treasury management services with Lender. Notwithstanding the foregoing, Borrower may maintain other depository accounts with other banking institutions. In addition, at all times during the term of the Loan, Borrower, Guarantor and any of their respective affiliates, members and/or executives shall maintain depository accounts with Lender with deposits totaling, on a combined basis, an average daily collected balance of not less than $1,500,000.00 (including any interest reserve holdbacks related to the Loan) (the “Minimum Average Deposit”). This covenant shall be measured for compliance annually, commencing December 31, 2020, and continuing on December 31 of each calendar year thereafter. In the event that the Minimum Average Deposit is not met for any testing period, Borrower shall pay to Lender a fee in an amount equal to two percent (2%) of the amount of the deficiency.

19.          The Loan Agreement is hereby amended by deleting Section 10 in its entirety and substituting the following in lieu thereof:

10.          Interest Reserve:  Upon the execution of this Agreement, Borrower shall fund $550,000.00 into the Restricted Account to be used as an interest reserve. On the first (1st) day of each respective month, the Lender shall debit the Restricted Account to make payments of interest due under the Note for the account of Borrower, as the same become due by Lender’s bookkeeping entries, unless Borrower elects to pay interest due in cash to Lender. Borrower shall replenish the funds in the Restricted Account once the balance in such account falls below an amount equal to three (3) months of interest payments due under the Note. Notwithstanding any other provision contained in this Agreement to the contrary, Lender shall not be required to utilize any sums from the Restricted Account if an Event of Default or Unmatured Event of Default exists under this Agreement or any of the Loan Documents and upon such occurrence, Borrower shall be required to make out-of-pocket payments of interest due under the Note. In the event an Unmatured Event of Default exists and Lender requires Borrower to make out-of-pocket payments of interest, Lender shall provide advance written notice of the same to Borrower.

20.          Section 13(l) of the Loan Agreement is hereby amended to reflect that notices and other communications to Lender shall be sent to: City National Bank of Florida, 100 S.E. 2nd Street, 13th Floor, Miami, Florida 33131, Attention: Legal Department.

21.          Upon the execution of this Agreement, Borrower shall pay to Lender a commitment fee in the amount of $44,139.28.

22.          Borrower acknowledges, represents and confirms to Lender that: (i) the Loan Agreement and the other Loan Documents are valid and binding upon Borrower and are enforceable in accordance with the terms thereof; (ii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Loan Agreement and the other Loan Documents are hereby ratified and confirmed in all respects; (iii) there are no defenses, set-offs, counterclaims, cross-actions or equities in favor of Borrower to or against the enforcement of the Loan Agreement or any of the other Loan Documents; (iv) no payments of interest or any other charges have been made to Lender or paid by Borrower in connection with any indebtedness evidenced by the Loan Agreement or any of the other Loan Documents which would result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under the laws of the State of Florida or federal law, in effect from time to time, whichever is the highest; (v) Lender is under no obligation to further amend or modify the Loan Agreement or any of the other Loan Documents; and (vi) to Borrower’s knowledge, after the execution, delivery and consummation of this Agreement, no default now exists under the Loan Agreement or any of the other Loan Documents.

23.          Guarantor represents and warrants unto Lender that: (i) the Guaranty and all other documents executed by Guarantor in connection therewith are valid and binding obligations of Guarantor, enforceable in accordance with their respective terms; (ii) the Guaranteed Obligations (as defined in the Guaranty) shall continue to be guaranteed by Guarantor pursuant to the terms of the Guaranty; (iii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Guaranty and in the Loan Documents are hereby ratified and confirmed in all respects; and (iv) no oral representations, statements, or inducements have been made by Lender with respect to the Loan, this Agreement or the Guaranty.

24.          Except as amended by this Agreement and the documents executed in connection herewith, no term or condition of the Loan or the other Loan Documents shall be modified and the same shall remain in full force and effect; provided, however, if any provision of this Agreement is in conflict with, or inconsistent with, any provision in the Loan Agreement or the other Loan Documents, then the provision contained in this Agreement shall govern and control.

                              25.          This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto.

                          26.          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

                      27.        AS A MATERIAL INDUCEMENT FOR LENDER TO EXECUTE THIS AGREEMENT, BORROWER AND EACH GUARANTOR DO HEREBY RELEASE, WAIVE, DISCHARGE, COVENANT NOT TO SUE, ACQUIT, SATISFY AND FOREVER DISCHARGE LENDER ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS AND ITS AFFILIATES AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, COUNTERCLAIMS, DEFENSES, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, AGREEMENTS, PROMISES AND DEMANDS WHATSOEVER IN LAW OR IN EQUITY WHICH BORROWER OR ANY GUARANTOR EVER HAD, NOW HAS, OR WHICH ANY PERSONAL REPRESENTATIVE, SUCCESSOR, HEIR OR ASSIGN OF BORROWER OR ANY GUARANTOR HEREAFTER CAN, SHALL OR MAY HAVE AGAINST LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, AND ITS AFFILIATES AND ASSIGNS, FOR, UPON OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER THROUGH THE DATE THAT THIS AGREEMENT IS EXECUTED. BORROWER AND EACH GUARANTOR FURTHER EXPRESSLY AGREE THAT THE FOREGOING RELEASE AND WAIVER AGREEMENT IS INTENDED TO BE AS BROAD AND INCLUSIVE AS PERMITTED BY THE LAWS OF THE STATE OF FLORIDA.

                           28.       WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH GUARANTOR BY EXECUTION HEREOF AND LENDER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS AGREEMENT.

BORROWER, EACH GUARANTOR AND LENDER AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                          29.        WAIVER OF BANKRUPTCY STAY. BORROWER AND EACH GUARANTOR HEREBY AGREE, IN CONSIDERATION OF THE RECITALS AND MUTUAL COVENANTS CONTAINED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, INCLUDING THE FORBEARANCE OF LENDER FROM GOING TO TRIAL AND EXERCISING ITS OTHER RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO IT, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THAT IN THE EVENT THAT BORROWER OR ANY GUARANTOR SHALL FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF THE UNITED STATES CODE THE AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE 11 OF THE UNITED STATES CODE IS WAIVED, AND SUCH WAIVER CONSTITUTES “CAUSE” PURSUANT TO 11 U.S.C. SECTION 362(d)(1) FOR THE IMMEDIATE LIFTING OF THE AUTOMATIC STAY IN FAVOR OF LENDER, AND BORROWER AND EACH GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ALL DEFENSES AND OBJECTIONS TO SUCH LIFTING OF THE AUTOMATIC STAY.

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IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement as of the day and year first set forth above.

BORROWER:

OPTIBASE REAL ESTATE MIAMI, LLC, a Delaware limited liability company, acting by and through its Sole Member, to wit:

By:   OPTIBASE, INC., a California corporation

          By:___________________________________
                  Robert A. Feingold, Executive Vice President

LENDER:

CITY NATIONAL BANK OF FLORIDA

By: _______________________________________
Suhail Farooq, Vice President

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JOINDER OF GUARANTOR

The undersigned, as Guarantor, hereby joins in and consents to the foregoing Second Amendment and Ratification of Loan Agreement and Other Loan Documents.

OPTIBASE, INC., a California corporation By: ______________________________________ Robert A. Feingold, Executive Vice President